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                                                               EXHIBIT (2)(ii)

                              AMENDMENT AGREEMENT
                 AMENDMENT AGREEMENT, dated as of September 30, 1996, by and among GCP Investors Inc., a Delaware corporation (the "Company"), Rubbermaid Incorporated, an Ohio corporation ("Purchaser"), and Rubbermaid Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub").

                 Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 30, 1996, by and among the Company, Purchaser and Merger Sub. The parties hereto desire, and hereby agree, for good and sufficient consideration, to amend the Merger Agreement as hereinafter set forth.

                 1. PURCHASE PRICE. The definition of "Purchase Price" contained in Section 10.1 of the Merger Agreement is amended to delete the figure $342,693,964 contained therein and replace it with the figure $337,693,964.

                 2. INDEBTEDNESS. The definition of "Indebtedness" contained in the Merger Agreement is amended by the addition of the following sentence at the end thereof:

                 "The term "Indebtedness" shall include the outstanding amount of drafts payable to foreign suppliers (and accrued interest thereon) and notes payable in respect of deferred payment of insurance policy premiums (and accrued interest thereon) solely to the extent that the aggregate of such items as of the date of determination exceeds $14,100,000."

                 3. FULL FORCE AND EFFECT. As amended hereby, the Merger Agreement remains in full force and effect.

                 4. COUNTERPARTS. This Amendment Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts one and the same instrument.

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                 IN WITNESS WHEREOF, the parties have executed this Amendment
Agreement and caused the same to be duly delivered on their behalf as of the date and year first written above.

                                        GCP INVESTORS INC.

                                        By:______________________
                                             Name:
                                             Title:

                                        RUBBERMAID INCORPORATED



                                        By:______________________
                                             Name:
                                             Title:

                                        RUBBERMAID ACQUISITION CORP.



                                        By:______________________
                                             Name:
                                             Title:

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